Exhibit 99.7

FORM OF PRELIMINARY PROXY

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting are available through 11:59 PM Eastern time the day prior to the special meeting date.

        BERRY PETROLEUM COMPANY

INTERNET

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Use the internet to vote your proxy. Have your proxy card in hand when you access the website.

OR

TELEPHONE

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Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

FOLD AND DETACH HERE

The Board of Directors recommends that you vote FOR each of the following proposals:		For	Against	Abstain

1.	To adopt the Agreement and Plan of Merger, dated as of February 20, 2013, by and among Berry Petroleum Company (“Berry”), Bacchus HoldCo, Inc., a direct wholly owned subsidiary of Berry (“HoldCo”), Bacchus Merger Sub, Inc., a direct wholly owned subsidiary of HoldCo, LinnCo, LLC, Linn Acquisition Company, LLC, a direct wholly owned subsidiary of LinnCo (“LinnCo Merger Sub”), and Linn Energy, LLC (“LINN”), as such agreement may be amended from time to time (the “merger agreement”), and approve the merger of Berry with Bacchus Merger Sub, with Berry surviving as a wholly owned subsidiary of HoldCo, the merger of HoldCo with LinnCo Merger Sub, with LinnCo Merger Sub surviving as a wholly owned subsidiary of LinnCo, and the other transactions contemplated by the merger agreement, pursuant to which Berry stockholders will receive 1.25 LinnCo common shares for each share of Berry common stock that they own immediately prior to the merger. .	☐	☐	☐

2.	To approve, on an advisory (non-binding) basis, specified compensation that may be received by Berry’s named executive officers in connection with the merger.	☐	☐	☐

3.	To approve any adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in in favor of Proposal 1.	☐	☐	☐

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.

WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SIGNER IS A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN THE PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

Signature [PLEASE SIGN ON LINE]	Date	Signature [Joint Owners]	Date

BERRY PETROLEUM COMPANY

This Proxy is Solicited by the Board of Directors of Berry Petroleum Company

Proxy For Special Meeting of Shareholders

(Must be presented at the meeting or received prior to [—] P.M. [Central Time] on [—])

The undersigned appoints Robert F. Heinemann and Davis O. O’Connor, or either of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Berry Petroleum Company held of record by the undersigned at the close of business on [—] at the Special Meeting of Shareholders of Berry Petroleum Company to be held on [—] or at any postponement or adjournment thereof.

Please direct your proxy how he is to vote by placing an “x” in the appropriate box opposite the resolutions, which have all been proposed by Berry Petroleum Company, specified on the reverse side hereof. This proxy, when properly executed and timely received, will be voted in the manner directed herein. If no instructions are given on this proxy card, then the shares will be voted FOR Proposals 1, 2 and 3.

Complete, Sign, Date and Promptly Return this Proxy Card Using the Enclosed Envelope.